[Stokes & Company, P.C. Letterhead]


                                  April 6, 2000


To  The  Board  of  Directors of Storm High Performance Sound Corporation:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 29, 2000 relating to the financial statements of Storm High Performance Sound Corporation.

/s/  Stokes  &  Company,  P.C.

Stokes  &  Company,  P.C.
Washington,  D.C.